Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Kevin T. O’Brien, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

Arcelor Mittal

(Exact name of obligor as specified in its charter)

Grand Duchy of Luxembourg	[Not Applicable]
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19, Avenue de la Liberte L-2930 Luxembourg Grand Duchy of Luxembourg	N/A
(Address of principal executive offices)	(Zip Code)

(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	Copy of the Articles of Association of HSBC Bank USA, National Association.(1)

T1A(ii)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.(1)

T1A(iii)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association.(2)

T1A(iv)	Copy of the existing By-Laws of HSBC Bank USA, National Association.(1)

T1A(v)	Not applicable.

T1A(vi)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.(2)

T1A(vii)	Copy of the latest report of condition of the trustee (December 31, 2008), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)	Not applicable.

T1A(ix)	Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of April, 2009.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ IGNAZIO TAMBURELLO
Ignazio Tamburello
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number: 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Federal Financial Institutions Examination Council                                               Expires March 31, 2009

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2008	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/    Sal H. Alfieri

Director (Trustee)

/s/    Donald Boswell

Director (Trustee)

/s/    Paul Lawrence

Director (Trustee)

I,     Gerard Mattia, CFO

       Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson Signature of Officer Authorized to Sign Report
02/17/2009 Date of Signature

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)        in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)         in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA, NATIONAL ASSOCIATION Legal Title of Bank (TEXT 9010) Wilmington City (TEXT 9130) DE 19801 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City

in the state of New York, at the close of business December 31, 2008

ASSETS

Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin	16,952,689
b. Interest-bearing balances	1,772,980
Held-to-maturity securities	2,810,685
Available-for-sale securities	24,607,333
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices	0
b. Securities purchased under agreements to resell	10,813,145

Loans and lease financing receivables:
Loans and leases held for sale	4,431,592

Loans and leases net of unearned income	78,791,024

LESS: Allowance for loan and lease losses	2,394,409

Loans and lease, net of unearned income, allowance, and reserve	76,396,615
Trading assets	30,951,951
Premises and fixed assets	559,374
Other real estate owned	79,656
Investments in unconsolidated subsidiaries	332,803
Customers’ liability to this bank on acceptances outstanding	NA
Intangible assets: Goodwill	2,056,813
Intangible assets: Other intangible assets	374,484
Other assets	9,463,959
Total assets	181,604,079

LIABILITIES

Deposits:
In domestic offices	85,562,607

Non-interest-bearing	17,659,437
Interest-bearing	67,903,170

In foreign offices	40,628,554

Non-interest-bearing	921,984
Interest-bearing	39,706,570

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices	1,011,300
b. Securities sold under agreements to repurchase	1,829,435

Trading Liabilities	16,350,524
Other borrowed money	13,982,057
Bank’s liability on acceptances	NA
Subordinated notes and debentures	4,753,484
Other liabilities	4,831,458

Total liabilities	168,949,419

Minority Interests in consolidated Subsidiaries	388

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	2,001
Surplus	13,136,579
Retained earnings	292,484
Accumulated other comprehensive income	-776,792
Other equity capital components	0
Total equity capital	12,654,272
Total liabilities, minority interests and equity capital	181,604,079